Exhibit 99.1

Solaris Oilfield Infrastructure Announces First Quarter 2020 Results

First Quarter 2020 Highlights

•

Net loss of $33.2 million, or $(0.65) per diluted Class A share, for the quarter ended March 31, 2020; Adjusted pro forma net income of $14.8 million, or $0.32 per diluted share for the quarter ended March 31, 2020 (see below for a reconciliation of adjusted pro forma net income to net income attributable to Solaris)

•	Adjusted EBITDA of $18.0 million for the quarter ended March 31, 2020

•	Net cash provided by operating activities of $11.7 million for the quarter ended March 31, 2020

•     Positive free cash flow of $11.0 million for the quarter ended March 31, 2020

•	Paid a regular quarterly dividend of $0.105 per share on March 27, 2020

•

Repurchased 2.4 million shares for $26.7 million which exhausted the Company’s original $25 million authorization and included an additional $5 million authorization made by the Company’s Board on February 27, 2020

HOUSTON, April 30, 2020 (BUSINESS WIRE) — Solaris Oilfield Infrastructure, Inc. (NYSE:SOI) (“Solaris” or the “Company”), a leading independent provider of supply chain management and logistics solutions designed to drive efficiencies and reduce costs for the oil and natural gas industry, today reported financial results for the first quarter 2020.

Operational Update and Outlook

During the first quarter 2020, an average of 83 mobile proppant management systems were fully utilized, a 6% decrease from the 88 fully utilized systems averaged in the fourth quarter of 2019, and a 27% decrease compared to first quarter 2019. The decrease in fully utilized systems was primarily due to a sharp decline in active hydraulic fracturing crews that began in March and has continued through April as oil and gas operators reduced budgets and activity in response to lower oil and gas demand and prices.

The Company expects activity could decline by 75% to 85% sequentially in the second quarter as many operators continue to indicate plans to temporarily pause completion activities while awaiting a recovery in oil demand. As a result, we have taken steps to right size our business and have reduced direct operating costs as well as salaries, headcount and other SG&A expenses. The Company also expects capital expenditures for the full year 2020 to be $10 million or below, unchanged from the guidance issued in the Company’s operational update in early April but reduced from its original $20-$40 million expectation.

“The Solaris team continues to execute well, despite the challenges presented by the global crisis,” Solaris’ Chairman and Chief Executive Officer Bill Zartler commented. “Our debt-free balance sheet and ample liquidity will ensure that Solaris will not only continue to weather this storm, but will continue to support our customers with the same high levels of service and innovation they’ve grown to expect from us. Our team innovated and earned the trust of new customers through the last downturn and we intend to do the same this time around.”

First Quarter 2020 Financial Review

Solaris reported net loss of $33.2 million, or $(0.65) per diluted Class A share, for first quarter 2020, compared to net income of $25.3 million, or $0.48 per diluted Class A share, in fourth quarter 2019 and net income of $23.4 million, or $0.43 per diluted Class A share, in first quarter 2019. First quarter 2020 included approximately $47.8 million of impairment charges, the majority of which related to the write-off of the Company’s Kingfisher transload facility in Oklahoma. Adjusted pro forma net income for first quarter 2020 was $14.8 million, or $0.32 per fully diluted share, compared to adjusted pro forma net income in fourth quarter 2019 of $9.7 million, or $0.20 per fully diluted share, and $18.5 million, or $0.39 per fully diluted share in first quarter 2019.

Adjusted EBITDA for first quarter 2020 was $18.0 million, compared to adjusted EBITDA of $20.9 million in fourth quarter 2019 and $32.0 million in first quarter 2019.

Revenues were $47.8 million for first quarter 2020, which were down 24% from fourth quarter 2019 and down 13% compared to first quarter 2019. Excluding the impact of deferred revenue in 2019, first quarter 2020 revenues increased 6% from fourth quarter 2019 and decreased 8% compared to first quarter 2019.

Capital Expenditures, Free Cash Flow and Liquidity

The Company invested $0.7 million during first quarter 2020 compared to $1.9 million during fourth quarter 2019.

Free cash flow (defined as net cash provided by operating activities less investment in property, plant and equipment) during first quarter 2020 was $11.0 million, which represented the fifth consecutive quarter of positive free cash flow for the Company.

As of March 31, 2020, the Company had approximately $46.0 million of cash on the balance sheet. As of April 30, 2020, the Company had approximately $55 million of cash on the balance sheet, which reflects approximately $1.20 per fully diluted share of available cash. The Company’s $50.0 million credit facility remains undrawn.

Shareholder Returns

On March 4, 2020, the Company’s Board of Directors declared a cash dividend of $0.105 per share of Class A common stock, which was paid on March 27, 2020 to holders of record as of March 17, 2020. A distribution of $0.105 per unit was also approved for holders of units in Solaris Oilfield Infrastructure, LLC (“Solaris LLC”). Since initiating the dividend in December 2018, the Company has paid 6 consecutive quarterly dividends.

During the first quarter of 2020, Solaris repurchased approximately 2.4 million shares for a total of $26.7 million, which exhausted the Company’s original $25 million authorization and included an additional $5 million authorization made by the Company’s Board on February 27, 2020. The share repurchases were made as part of a program which was fulfilled by March 10, 2020. There is no share repurchase authorization remaining.

Cumulatively, the Company has returned approximately $59 million in cash to shareholders since December of 2018.

Conference Call

The Company will host a conference call to discuss its first quarter 2020 results on Friday, May 1, 2020 at 7:30 a.m. Central Time (8:30 a.m. Eastern Time). To join the conference call from within the United States, participants may dial (844) 413-3978. To join the conference call from outside of the United States, participants may dial (412) 317-6594. When instructed, please ask the operator to be joined to the Solaris Oilfield Infrastructure, Inc. call. Participants are encouraged to log in to the webcast or dial in to the conference call approximately ten minutes prior to the start time. To listen via live webcast, please visit the Investor Relations section of the Company’s website at http://www.solarisoilfield.com.

An audio replay of the conference call will be available shortly after the conclusion of the call and will remain available for approximately seven days. It can be accessed by dialing (877) 344-7529 within the United States or (412) 317-0088 outside of the United States. The conference call replay access code is 10143225. The replay will also be available in the Investor Relations section of the Company’s website shortly after the conclusion of the call and will remain available for approximately seven days.

About Solaris Oilfield Infrastructure, Inc.

Solaris Oilfield Infrastructure, Inc. (NYSE:SOI) manufactures and rents mobile equipment that drives supply chain and execution efficiencies in the completion of oil and natural gas wells. Solaris’ patented mobile proppant and chemical systems are deployed in many of the most active oil and natural gas basins in the United States, including the Permian Basin, the Eagle Ford Shale, the STACK/SCOOP formation, the Marcellus and Utica Shales, the Haynesville Shale, the Rockies and the Bakken Shale. Additional information is available on the Solaris website, www.solarisoilfield.com.

Website Disclosure

We use our website (www.solarisoilfield.com) as a routine channel of distribution of company information, including news releases, analyst presentations, and supplemental financial information, as a means of disclosing material non-public information and for complying with our disclosure obligations under the Securities and Exchange Commission’s (the “SEC”) Regulation FD. Accordingly, investors should monitor our website in addition to following press releases, SEC filings and public conference calls and webcasts. Additionally, we provide notifications of news or announcements on our investor relations website. Investors and others can receive notifications of new information posted on our investor relations website in real time by signing up for email alerts.

None of the information provided on our website, in our press releases, public conference calls and webcasts, or through social media channels is incorporated by reference into, or deemed to be a part of, this Current Report on Form 8-K or will be incorporated by reference into any other report or document we file with the SEC unless we expressly incorporate any such information by reference, and any references to our website are intended to be inactive textual references only.

Forward Looking Statements

This press release contains forward-looking statements within the meaning of Section 27A of the Securities Act of 1933 and Section 21E of the Securities Exchange Act of 1934. Examples of forward-looking statements include, but are not limited to, statements we make regarding our business strategy, our industry, our future profitability, the various risks and uncertainties associated with the extraordinary market environment and impacts resulting from the volatility in global oil markets and the coronavirus 2019 pandemic, expected capital expenditures and the impact of such expenditures on performance, management changes, current and potential future long-term contracts and our future business and financial performance. Forward-looking statements are based on our current expectations and assumptions regarding our business, the economy and other future conditions. Because forward-looking statements relate to the future, by their nature, they are subject to inherent uncertainties, risks and changes in circumstances that are difficult to predict. As a result, our actual results may differ materially from those contemplated by the forward-looking statements. Factors that could cause our actual results to differ materially from the results contemplated by such forward-looking statements include, but are not limited to the factors discussed or referenced in our filings made from time to time with the SEC. Readers are cautioned not to place undue reliance on forward-looking statements, which speak only as of the date hereof. Factors or events that could cause our actual results to differ may emerge from time to time, and it is not possible for us to predict all of them. We undertake no obligation to publicly update or revise any forward-looking statement, whether as a result of new information, future developments or otherwise, except as may be required by law.

SOLARIS OILFIELD INFRASTRUCTURE, INC AND SUBSIDIARIES

CONSOLIDATED STATEMENTS OF OPERATIONS

(In thousands, except per share data)

(Unaudited)

	Three Months Ended
	March 31,		December 31,
	2020	2019	2019
Revenue
System rental	$26,059	$37,348	$28,296
System services	20,957	11,437	15,250
Transloading services	465	5,833	18,974
Inventory software services	349	506	338
Total revenue	47,830	55,124	62,858
Operating costs and expenses
Cost of system rental (excluding $6,001, $5,226 and $5,908 of depreciation and amortization for the three months ended March 31, 2020 and 2019 and December 31, 2019, respectively)	2,013	2,347	1,970
Cost of system services (excluding $357, $398 and $375 of depreciation and amortization for the three months ended March 31, 2020 and 2019 and December 31, 2019, respectively)	24,130	13,619	18,383
Cost of transloading services (excluding $411, $409 and $412 of depreciation and amortization for the three months ended March 31, 2020 and 2019 and December 31, 2019, respectively)	337	710	550
Cost of inventory software services (excluding $193, $193 and $193 of depreciation and amortization for the three months ended March 31, 2020 and 2019 and December 31, 2019, respectively)	145	135	144
Depreciation and amortization	7,114	6,345	7,050
Selling, general and administrative (excluding $152, $119 and $162 of depreciation and amortization for the three months ended March 31, 2020 and 2019 and December 31, 2019, respectively)	5,299	4,028	4,619
Impairment loss	47,828	—	—
Other operating expenses	305	213	56
Total operating cost and expenses	87,171	27,397	32,772
Operating income (loss)	(39,341)	27,727	30,086
Interest income (expense), net	111	(111)	141
Total other income (expense)	111	(111)	141
Income (loss) before income tax expense	(39,230)	27,616	30,227
Provision (benefit) for income taxes	(6,078)	4,181	4,894
Net income (loss)	(33,152)	23,435	25,333
Less: net (income) loss related to non-controlling interests	14,071	(11,118)	(10,317)
Net income (loss) attributable to Solaris	$(19,081)	$12,317	$15,016

Earnings per share of Class A common stock - basic	$(0.65)	$0.43	$0.48
Earnings per share of Class A common stock - diluted	$(0.65)	$0.43	$0.48

Basic weighted average shares of Class A common stock outstanding	29,312	28,028	30,933
Diluted weighted average shares of Class A common stock outstanding	29,312	28,115	30,961

SOLARIS OILFIELD INFRASTRUCTURE, INC AND SUBSIDIARIES

CONSOLIDATED BALANCE SHEETS

(In thousands, except per share amounts)

(Unaudited)

	March 31,	December 31,
	2020	2019
Assets
Current assets:
Cash and cash equivalents	$46,027	$66,882
Accounts receivable, net of allowances for credit losses of $1,232 and $339 as of March 31, 2020 and December 31, 2019, respectively	47,901	38,554
Prepaid expenses and other current assets	4,049	5,002
Inventories	2,840	7,144
Total current assets	100,817	117,582
Property, plant and equipment, net	262,887	306,583
Non-current inventories	2,397	—
Operating lease right-of-use assets	4,863	7,871
Goodwill	13,004	17,236
Intangible assets, net	3,566	3,761
Deferred tax assets	57,407	51,414
Other assets	585	625
Total assets	$445,526	$505,072
Liabilities and Stockholders' Equity
Current liabilities:
Accounts payable	$7,107	$3,824
Accrued liabilities	15,639	14,447
Current portion of payables related to Tax Receivable Agreement	1,416	1,416
Current portion of operating lease liabilities	587	596
Current portion of finance lease liabilities	30	30
Other current liabilities	75	74
Total current liabilities	24,854	20,387
Operating lease liabilities, net of current	7,754	7,855
Finance lease liabilities, net of current	122	130
Payables related to Tax Receivable Agreement	66,636	66,582
Other long-term liabilities	428	460
Total liabilities	99,794	95,414
Commitments and contingencies
Stockholders' equity:
Preferred stock, $0.01 par value, 50,000 shares authorized, none issued and outstanding	—	—
Class A common stock, $0.01 par value, 600,000 shares authorized, 28,555 issued and outstanding as of March 31, 2020 and 30,928 issued and 30,765 outstanding as of December 31, 2019	286	308
Class B common stock, $0.00 par value, 180,000 shares authorized, 15,890 shares issued and outstanding as of March 31, 2020 and 15,939 issued and outstanding as of December 31, 2019	—	—
Additional paid-in capital	177,393	191,843
Retained earnings	40,145	74,222
Treasury stock (at cost), 0 shares and 163 shares as of March 31, 2020 and December 31, 2019, respectively	—	(2,526)
Total stockholders' equity attributable to Solaris and members' equity	217,824	263,847
Non-controlling interest	127,908	145,811
Total stockholders' equity	345,732	409,658
Total liabilities and stockholders' equity	$445,526	$505,072

SOLARIS OILFIELD INFRASTRUCTURE, INC AND SUBSIDIARIES

CONSOLIDATED STATEMENTS OF CASH FLOWS

(In thousands)

(Unaudited)

	For the Three Months Ended
	3/31/20	3/31/19
Cash flows from operating activities:
Net (loss) income	$(33,152)	$23,435
Adjustment to reconcile net (loss) income to net cash provided by operating activities:
Depreciation and amortization	7,114	6,345
Loss on disposal of asset	57	213
Allowance for credit losses	893	—
Stock-based compensation	1,329	862
Amortization of debt issuance costs	44	79
Deferred income tax expense	(5,775)	3,992
Impairment loss	47,828	—
Other	23	2
Changes in assets and liabilities:
Accounts receivable	(10,241)	(584)
Prepaid expenses and other assets	543	1,131
Inventories	(887)	(3,545)
Accounts payable	3,184	(5,027)
Accrued liabilities	744	(759)
Deferred revenue	—	(3,134)
Net cash provided by operating activities	11,704	23,010
Cash flows from investing activities:
Investment in property, plant and equipment	(699)	(20,370)
Cash received from insurance proceeds	26	24
Net cash used in investing activities	(673)	(20,346)
Cash flows from financing activities:
Share repurchases	(26,723)	—
Distribution and dividend paid to Solaris LLC unitholders and Class A common shareholders	(4,755)	(4,757)
Payments under finance leases	(9)	(9)
Payments under insurance premium financing	—	(439)
Proceeds from stock option exercises	55	266
Payments related to purchase of treasury stock	(454)	(431)
Repayment of senior secured credit facility	—	(13,000)
Net cash used in financing activities	(31,886)	(18,370)
Net decrease in cash and cash equivalents	(20,855)	(15,706)
Cash and cash equivalents at beginning of period	66,882	25,057
Cash and cash equivalents at end of period	$46,027	$9,351
Non-cash activities
Investing:
Capitalized depreciation in property, plant and equipment	$161	$186
Property and equipment additions incurred but not paid at period-end	165	240
Property, plant and equipment additions transferred from inventory	229	3,427
Cash paid for:
Interest	33	119
Income taxes	—	—

SOLARIS OILFIELD INFRASTRUCTURE, INC AND SUBSIDIARIES

RECONCILIATION OF GAAP TO NON-GAAP FINANCIAL INFORMATION — ADJUSTED EBITDA

(In thousands)

(Unaudited)

We view EBITDA and Adjusted EBITDA as important indicators of performance. We define EBITDA as net income, plus (i) depreciation and amortization expense, (ii) interest expense and (iii) income tax expense, including franchise taxes. We define Adjusted EBITDA as EBITDA plus (i) stock-based compensation expense and (ii) certain non-cash items and extraordinary, unusual or non-recurring gains, losses or expenses.

We believe that our presentation of EBITDA and Adjusted EBITDA provides useful information to investors in assessing our financial condition and results of operations. Net income is the GAAP measure most directly comparable to EBITDA and Adjusted EBITDA. EBITDA and Adjusted EBITDA should not be considered alternatives to net income presented in accordance with GAAP. Because EBITDA and Adjusted EBITDA may be defined differently by other companies in our industry, our definitions of EBITDA and Adjusted EBITDA may not be comparable to similarly titled measures of other companies, thereby diminishing their utility. The following table presents a reconciliation of net income to EBITDA and Adjusted EBITDA for each of the periods indicated.

	Three months ended
	March 31,		December 31,
	2020	2019	2019

Net income (loss)	$(33,152)	$23,435	$25,333
Depreciation and amortization	7,114	6,345	7,050
Interest (income) expense, net	(111)	111	(141)
Income taxes (1)	(6,078)	4,181	4,894
EBITDA	$(32,227)	$34,072	$37,136
Stock-based compensation expense (2)	1,329	862	1,213
Loss on disposal of assets	68	213	80
Credit losses	711	—	—
Impairment loss	47,828	—	—
Severance expense	331	—	75
Transload contract termination (3)	—	(3,134)	(17,630)
Adjusted EBITDA	$18,040	$32,013	$20,874

(1)Federal and state income taxes.

(2)Represents stock-based compensation expense related to restricted stock awards.

(3)Deferred revenue related to full termination of a sand storage and transloading agreement; no deferred revenue balance remained as of December 31, 2019.

SOLARIS OILFIELD INFRASTRUCTURE, INC AND SUBSIDIARIES

RECONCILIATION OF GAAP TO NON-GAAP FINANCIAL INFORMATION — ADJUSTED PRO FORMA NET INCOME AND ADJUSTED PRO FORMA EARNINGS PER FULLY DILUTED SHARE

(In thousands)

(Unaudited)

Adjusted pro forma net income represents net income attributable to Solaris assuming the full exchange of all outstanding membership interests in Solaris LLC not held by Solaris Oilfield Infrastructure, Inc. for shares of Class A common stock, adjusted for certain non-recurring items that the Company doesn't believe directly reflect its core operations and may not be indicative of ongoing business operations. Adjusted pro forma earnings per fully diluted share is calculated by dividing adjusted pro forma net income by the weighted-average shares of Class A common stock outstanding, assuming the full exchange of all outstanding Solaris LLC Units, after giving effect to the dilutive effect of outstanding equity-based awards.

When used in conjunction with GAAP financial measures, adjusted pro forma net income and adjusted pro forma earnings per fully diluted share are supplemental measures of operating performance that the Company believes are useful measures to evaluate performance period over period and relative to its competitors. By assuming the full exchange of all outstanding Solaris LLC Units, the Company believes these measures facilitate comparisons with other companies that have different organizational and tax structures, as well as comparisons period over period because it eliminates the effect of any changes in net income attributable to Solaris as a result of increases in its ownership of Solaris LLC, which are unrelated to the Company's operating performance, and excludes items that are non-recurring or may not be indicative of ongoing operating performance.

Adjusted pro forma net income and adjusted pro forma earnings per fully diluted share are not necessarily comparable to similarly titled measures used by other companies due to different methods of calculation. Presentation of adjusted pro forma net income and adjusted pro forma earnings per fully diluted share should not be considered alternatives to net income and earnings per share, as determined under GAAP. While these measures are useful in evaluating the Company's performance, it does not account for the earnings attributable to the non-controlling interest holders and therefore does not provide a complete understanding of the net income attributable to Solaris. Adjusted pro forma net income and adjusted pro forma earnings per fully diluted share should be evaluated in conjunction with GAAP financial results. A reconciliation of adjusted pro forma net income to net income attributable to Solaris, the most directly comparable GAAP measure, and the computation of adjusted pro forma earnings per fully diluted share are set forth below.

	Three months ended
	March 31,		December 31,
	2020	2019	2019
Numerator:
Net income (loss) attributable to Solaris	$(19,081)	$12,317	$15,016
Adjustments:
Reallocation of net income (loss) attributable to non-controlling interests from the assumed exchange of LLC Interests(1)	(14,071)	11,118	10,317
Transload contract termination (2)	—	(3,134)	(17,630)
Loss on disposal of assets	68	213	80
Impairment loss	47,828	—	—
Severance expense	331	—	75
Income tax (benefit) expense	(312)	(2,036)	1,873
Adjusted pro forma net income	$14,763	$18,478	$9,731
Denominator:
Weighted average shares of Class A common stock outstanding - diluted	29,312	28,115	30,961
Adjustments:
Assumed exchange of Solaris LLC Units for shares of Class A common stock (1)	16,614	19,165	16,539
Adjusted pro forma fully weighted average shares of Class A common stock outstanding - diluted	45,926	47,280	47,500
Adjusted pro forma earnings per share - diluted	$0.32	$0.39	$0.20

(1)

Assumes the exchange of all outstanding Solaris LLC Units for shares of Class A common stock at the beginning of the relevant reporting period, resulting in the elimination of the non-controlling interest and recognition of the net income attributable to non-controlling interests.

(2)	Deferred revenue related to full termination of a sand storage and transloading agreement; no deferred revenue balance remained as of December 31, 2019.

Contacts:

Yvonne Fletcher

Senior Vice President, Finance and Investor Relations

(281) 501-3070

IR@solarisoilfield.com